Exhibit 99.1

GigOptix, Inc. Completes Acquisition of Endwave Corporation

Palo Alto, CA (June 17, 2011) GigOptix, Inc. (OTCBB: GGOX), a leading supplier of semiconductor and optical components that enable high speed information streaming, today announced that at a special Endwave Corporation stockholders meeting held today, the stockholders voted to approve the acquisition of Endwave by GigOptix, Inc. At the meeting, holders of more than 55 percent (55%) of the outstanding Endwave shares, or more than 98 percent (98%) of the shares represented at the meeting, were voted in favor of the adoption of the acquisition.

Under the terms of the acquisition, all outstanding shares of Endwave common stock will be converted into shares of GigOptix common stock at a conversion ratio of approximately 0.908.

Dr. Avi Katz, GigOptix’s Chief Executive Officer and Chairman of the Board, stated, “The Endwave acquisition is an exciting step towards fulfilling our long-term vision of building the industry’s premier one-stop-shop supplier of analog and optical components that enable high speed information streaming. We welcome our new colleagues from Endwave and look forward to continuing on our mission to address customers’ expanding needs for innovative high speed data communications solutions as well as simplifying our customers’ supply chains.”

John Mikulsky, Endwave’s former Chief Executive Officer and newly appointed member of the GigOptix Board, stated “the combination of GigOptix and Endwave is an ideal blend of technology, opportunity and vision that will benefit our customers, employees and stockholders. I look forward to working on the GigOptix Board of Directors and continuing to be a part of this exceptional company.”

As part of the consolidation, GigOptix will proceed with strategic changes to its leadership structure that include a horizontal class of functional organizations led by three executives, which are supported by three general manager executives each leading specific vertical product lines. This revised structure will assist in streamlining collaboration within GigOptix, while also enabling an expansion of GigOptix’s business and product portfolio in order to better position GigOptix for future growth.

Dr. Katz concluded, “We have already initiated many preliminary in-house activities in preparation for the physical and operational integration process. As such, we expect the majority of the integration process to be completed early in the third quarter of this year, including the relocation of our corporate headquarters to the current Endwave site at 130 Baytech Drive, San Jose, California 95134. Additionally, we continue to actively pursue the listing of GigOptix’s shares on the NYSE Amex, with the closing of this acquisition bringing us one step closer to achieving this goal.”

About GigOptix

GigOptix is a leading supplier of semiconductor and optical components that enable high speed information streaming and address emerging high growth opportunities in the communications, industrial, defense and that avionics industries. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, TIAs and TFPSTM optical modulators for 40G and 100G fiber-optic telecommunications and data-communications networks. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward Looking Statements

Statements made in this release, other than statements of historical fact, are forward-looking statements, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. Forward-looking statements are subject to a number of known and unknown risks, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the impact of the acquisition with respect to the success of product sales in new and expanding markets, the ability to integrate the teams, the new management structure and the new directors, whether the conditions for approval of an application to list on the NYSE Amex are satisfied and GigOptix shares of common stock are listed on the NYSE Amex, and those risks described in GigOptix’s periodic reports filed with the SEC, and in news releases and other communications. GigOptix disclaims any intention or duty to update any forward-looking statements made in this release.

SOURCE: GigOptix, Inc.

Media Contact:

GigOptix, Inc.

Parker Martineau

Corporate Communications Manager

650-424-1937

pmartineau@gigoptix.com

or

Investor Contact:

Leanne Sievers, EVP

Shelton Group Investor Relations

949-224-3874

lsievers@sheltongroup.com